Exhibit 10.16

Heliostat IP Agreement Binding Term Sheet

The binding terms set out below are those agreed between the Parties on 21 December 2018 concerning the intellectual property arrangements that apply to the CSP Technology Collaboration Agreement (as defined below).

Key Elements	Term
Parties	• Vast Solar Pty Ltd ABN 37 136 258 574, [***] (“Vast”); • sbp sonne gmbh, a corporation incorporated under the laws of Germany, whose registered office is at [***] (“sbps”)
Recitals

•               Vast is developing concentrated solar thermal power (“CSP”) generation and storage technology and has commissioned a pilot plant in Jemalong, New South Wales, Australia to further develop its technology

•               sbps is a specialised engineering consulting firm which has designed heliostats for use in solar thermal heating and has more than 30 years experience in the design, testing and optimisation of solar thermal power systems

•               Vast and sbps are parties to a CSP Technology Collaboration Agreement under which they have agreed to undertake the Project

•               Each Party will contribute Background IP to the Project

•               Foreground IP is likely to result from the Project

•               The Parties wish to prescribe the ownership and licensing arrangements that will apply to the Background IP and the Foreground IP

Purpose

•               The Parties intend to enter into a Long Form IP Agreement corresponding to the terms of this Term Sheet.

•               Until such a Long Form IP Agreement is entered into, this Term Sheet is binding on its terms on and from the date of execution.

•               Each Party agrees to negotiate, in good faith and acting reasonably, the terms of any provisions of the Long Form IP Agreement which are intended to supersede the terms of this Term Sheet.

Background IP-ownership

•               Each Party will continue to own its own Background IP.

•               The Long Form IP Agreement will particularise, to the extent practicable, the specific Background IP that is owned by each Party.

•               A Party will have no rights in respect of the other Party’s Background IP other than as expressly set out in this Term Sheet or the Long Form IP Agreement.

Background IP-licence

•               If a Party provides the other Party with access to its Background IP in the course of the CSP Technology Collaboration Agreement or Manufacturing and Supply Agreement, that Party grants the other party a non-exclusive, royalty-free licence during the term of the CSP Technology Collaboration Agreement and Manufacturing and Supply Agreement (as applicable) to use that Background IP for the purpose of use or development of the Foreground IP only.

•               Each Party grants the other Party a perpetual, non-exclusive, royalty free, licence to use the Background IP that it provides to the other Party, to the extent necessary to use and exploit the Foreground IP in accordance with the Collaboration Agreements.

Foreground IP-Ownership

•               The Parties will own the Foreground IP as tenants in common in equal 50/50 shares, regardless of the Parties’ actual contributions to the development of the Foreground IP except where this is modified by the operation of the term below which deals with the impact on the Licence Fee of a Party leaving the collaboration.

•               If one of the Parties becomes insolvent, that Party’s full rights to the Foreground IP will immediately transfer to the solvent Party at no cost.

Foreground IP-Licence

•               Each Party consents to the use and exploitation by the other party of the Foreground IP, and grants the other party a non-exclusive, perpetual, licence of its interest in the Foreground IP, in each case for the purpose of enabling the Parties to meet their obligations under the Collaboration Agreements.

•               This licence includes the right to conduct business development worldwide using the Foreground IP, provided those business development activities are agreed by the Parties in advance and do not compromise the confidentiality of the Foreground IP.

•               Where the Parties have agreed in writing not to seek patent protection for any Foreground IP, this license will include the right to use such Foreground IP for other types of technologies which do not compete with the Developed Product. Where patent protection is sought for any Foreground IP before such a right is granted under the licence in respect of that Foreground IP, the Parties must have agreed in writing to its use on the type of technology.

Improvements to Foreground IP

•               Should a Party wish to make Improvements to the Foreground IP that Party must first discuss the nature of those Improvements with the other Party.

•               The intention is for both Parties to share Improvement development costs in the same proportion as their ownership of the Foreground IP.

•               If one party is unwilling to meet it’s proportional share of the development costs then the other Party may proceed with the development of the Improvements and ownership of those Improvements will be shared in proportion to the development costs contributed by each Party.

•               Improvements to the Foreground IP will form part of the Foreground IP and licence fees may need to be adjusted to reflect each Party’s contributions to the Improvement development costs and contribution of IP to the Improvement.

Improvements to Background IP	If a Party makes an Improvement to its Background IP which is necessary for the use of the Foreground IP, that Improvement will continue to form part of that Party’s Background IP, and will be Licenced to the other Party in the same manner as other Background IP under this agreement.
Fee for use of the Foreground IP

•                A minimum Licence Fee of 1,5 €/m2 (measured multiplied by the reflective surface area of the Developed Technology supplied to each project) (Licence Fee) will be charged to the customer for each project in which the Foreground IP is applied.

•               the Parties must divide the Licence Fee based on their respective ownership of the Foreground IP (subject to the below).

•               No Licence Fee will be charged for the first Vast commercial CSP plant to be built in Queensland, Australia.

•               The Licence Fee:

o              will apply to any projects where the Foreground IP is applied, regardless of subsequent Improvements by either Party;

o              will apply for any projects where the solar field is commissioned within twenty-five years of the commencement of the Project; and

o              will not be indexed over time.

•               In projects where one Party (First Party) is involved in a project with no involvement from the other Party (Second Party), the First Party will pay 50% of the Licence Fee (0.75 €/m2) to the Second Party on commissioning of the solar field as full reimbursement of the Second Party’s rights. Provided this payment is made, the First Party will be neither constrained in their charges to the project, nor required to reveal their charges to the Second Party.

Impact on Licence Fee of Party leaving the collaboration

•               The Project will be defined into stages. Stage 1, Stage 2 and Stage 3 below have the meanings given to them in the CSP Technology Collaboration Agreement. Decision gates are to be set at the end of each stage, where the Parties must jointly evaluate periodical results.

•               If one Party (the First Party) does not wish to continue the Project and notifies the other Party in writing, the other Party (the Second Party) may complete the Project without the other, with the split of any Licence Fee eventually payable being adjusted to reflect the First Party’s relative contribution to the overall Project, as follows:

o              where the First Party completes Stage 1 but does not complete Stage 2, the split of Licence Fee eventually payable is 25% for the First Party and 75% for the Second Party;

o              where the First Party completes Stage 2 but does not complete Stage 3, the split of Licence Fee eventually payable is 40% for the First Party and 60% for the Second Party; and

o              where the First Party completes Stage 3, the split of Licence Fee eventually payable is 50% for the First Party and 50% for the Second Party.

IP Warranties and undertakings

Each Party warrants, represents and undertakes that:

•               the work involved in and a Party’s performance of the Project will be that Party’s own original work and will not involve the unauthorised use of Intellectual Property Rights or other restricted material which is the property of a third party;

•               the Party, to the best of its knowledge, is not aware of any patents or other Intellectual Property Rights that may be infringed by the exploitation of Foreground IP as a result of the incorporation of that Party’s Background IP;

•               the Foreground IP that it develops will not rely on, utilise or incorporate any work written or created by any third party in a way that could adversely impact on a Party’s right to absolutely, use and commercialise the Foreground IP;

•               the Party has full right, power and authority to use and commercialise any of their Background IP used in undertaking the Project, and is entitled to grant to the other Party the rights to use that Background IP on the terms set out in this Term Sheet;

•               the Party has and will in future continue to obtain appropriate assignments from any inventors that are involved in the Project or further development of the Foreground IP.

General Legal Terms

•               The Long Form IP Agreement will contain standard provisions that are required in the context of joint ownership of IP, including but not limited to:

o        How decisions are made on the protection of Intellectual Property Rights;

o        The sharing of costs arising from the protection of Intellectual Property Rights;

o        The management of registered Intellectual Property Rights; and

o        The conduct of litigation and other enforcement measures.

•               The contents of this Term Sheet are confidential and may not be disclosed by the Parties other than to their directors, employees and professional advisers who have a need to know the information in the course of their duties, and only under terms of confidentiality.

•               The rights and obligations of each Party under this Term Sheet cannot be assigned or otherwise transferred without the prior written consent of the other Party, not to be unreasonably withheld.

•               This Term Sheet is governed by the laws of England and the Parties submit to and accept the exclusive jurisdiction of the courts of England.

•               This Term Sheet may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

Definitions

In this Term Sheet, unless the context otherwise requires,

Background IP means Intellectual Property Rights developed or vested in a Party prior to the date of this Term Sheet or outside the scope of the CSP Technology Collaboration Agreement.

Collaboration Agreements means this Term Sheet, any Long Form IP Agreement, the CSP Technology Collaboration Agreement, and the Manufacturing and Supply Agreement.

CSP Technology Collaboration Agreement means the services agreement entitled “VAST 2 Heliostat Collaboration’’ entered into between the Parties dated on or around the date of this Term Sheet, in respect of the development of a new small facet heliostat of approximately 6.4 sqm (Vast 2).

Foreground IP means Intellectual Property Rights developed by one or more of the Parties in the course of the Project and/or as part of the services being performed under the CSP Technology Collaboration Agreement.

Improvement means any reasonable subsequent improvement, advancement, modification, adaptation or enhancement which does not induce significant change to the nature of the Developed Technology.

Intellectual Property Rights means all industrial and intellectual property rights of whatever nature throughout the world conferred under statute, common law or equity, whether existing now or at any time in the future, and includes rights in respect of or in connection with trade marks, service marks, trade names, logos, get-up, patents, inventions (including any improvements and developments), utility models, registered and unregistered design rights, copyright, know-how, business methods, policies, strategies, software, database rights as well as any trade secrets and confidential information and similar industrial and intellectual property rights, whether or not registered or registrable, and includes the right to apply for or renew the registration of such rights.

Long Form IP Agreement means any long form agreement that is entered into based on this Term Sheet.

Long Form Manufacturing and Supply Agreement means any long form agreement that is entered into by the Parties based on the Manufacturing and Supply Term Sheet.

Manufacturing and Supply Agreement means the Manufacturing and Supply Term Sheet and the Long Form Manufacturing and Supply Agreement.

Manufacturing and Supply Term Sheet means the binding term sheet entered into between the Parties dated on or around the date of this Term Sheet, in respect of the manufacturing and supply of the technology that is intended to result from the CSP Technology Collaboration Agreement.

Project has the meaning given in the CSP Technology Collaboration Agreement.

SIGNED at Sydney, Australia on this 31 January 2019

For and on behalf of Vast

Signature:	/s/ Craig Wood

Name:	Craig Wood

Designation:	CEO and Director

SIGNED at Stuttgart, Germany on this 31 January 2019________

For and on behalf of schlaich bergermann partner, sbp sonne GmbH

Signature:	/s/ Markus Balz

Name:	Markus Balz

Designation:	Managing Director